UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 24, 2025
Date of Report (date of earliest event reported)
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Greenidge Generation Holdings Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40808 (Commission File Number)	86-1746728 (I.R.S. Employer Identification Number)
1159 Pittsford-Victor Road, Suite 240 Pittsford, New York 14534
(Address of principal executive offices and zip code)
(315) 536-2359
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	GREE	The Nasdaq Global Select Market
8.50% Senior Notes due 2026	GREEL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 – Termination of a Material Definitive Agreement.

On August 24, 2025, 300 Jones Road LLC, a wholly-owned subsidiary of Greenidge Generation Holdings Inc. (collectively, the “Company”), received written notice of termination from Data Journey LLC (“Data Journey”) of the Purchase and Sale Agreement, between the Company and Data Journey, dated November 27, 2024 (as amended, the “Agreement”). Pursuant to the Agreement, the Company agreed to sell Data Journey two parcels containing approximately 152 acres of land located in Spartanburg, South Carolina (the “Property”), together with the power rights to the Property, for the purpose of constructing, developing and operating a data center facility (the “Project”), for $12.1 million in cash (the “Purchase Price”) and an eight percent (8%) profit participation interest in the Project.

Pursuant to certain side letters to the Agreement, dated March 3 and July 10, 2025, between the Company and Data Journey, the parties agreed, among other things, to: (i) provide Data Journey an option to consummate the transaction, which was scheduled to expire on August 25, 2025 (the “Closing Deadline”); and (ii) allow the Company to (a) retain non-refundable deposits paid by Data Journey totaling $400,000, (b) continue marketing the property to other prospective purchasers, and (c) terminate the Agreement in its sole discretion at any time after the Closing Deadline.

The Company will continue making the investments necessary to secure the Property’s long-term power rights and explore all opportunities to maximize value for its shareholders.

Item 8.01 – Other Events.

On August 25, 2025, the Company issued a press release announcing the termination of the Agreement. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This report, including Exhibit 99.1 furnished herewith, includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect the Company’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this report include, among other things, statements regarding the business plan, business strategy and operations of the Company in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future are forward looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described under the heading “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as may be amended from time to time, its subsequently filed Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this report are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this report. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of the Company could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this report and, unless otherwise required by U.S. federal securities law, the Company does not assume any duty to update or revise any forward-looking statements included in this report, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this report.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 25, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenidge Generation Holdings Inc.

By:	/s/ Jordan Kovler
Name:	Jordan Kovler
Title:	Chief Executive Officer

Date: August 25, 2025